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                                                           Exhibit 21


                  Schedule of transactions in the Common Stock
                            by the Reporting Persons
                    from June 9, 1997 through August 6, 1997



(i)  PVF

                                 Number of                        Price
                                   Shares                          Per
Date                             Purchased                       Share(a)
----                             ---------                       --------
6/11/97                            16,300                         $16.36
6/12/97                               500                         $16.45
6/13/97                             4,900                         $16.80
6/18/97                             3,400                         $17.10
6/19/97                            13,000                         $16.97
6/20/97                             1,000                         $17.25
7/1/97                              1,600                         $16.75
7/2/97                              4,000                         $16.93


(ii)  UCC

                                  Number of                        Price
                                   Shares                           Per
Date                                Sold                          Share(a)
----                              ---------                       --------
8/4/97                             17,900                         $15.88
8/5/97                             63,812                         $15.77
8/6/97                              3,100                         $15.75


(iii)  DBN

                                Number of                         Price
                                 Shares                            Per
Date                              Sold                           Share(a)
----                            ---------                        --------
8/5/97                            15,704                         $15.88




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(iv)  Nazarian

                                Number of                         Price
                                 Shares                            Per
Date                              Sold                           Share(a)
----                            ---------                        --------

8/1/97                           46,324                           $16.12


(v)  Salimpour

                                Number of                         Price
                                 Shares                            Per
Date                              Sold                           Share(a)
----                            ---------                        --------

8/1/97                            22,360                         $16.31


(vi)  Kadisha

                                Number of                         Price
                                 Shares                            Per
Date                              Sold                           Share(a)
----                            ---------                        --------

8/1/97                            14,144                         $16.31



(vii)  Nippon PSP

                                Number of                         Price
                                 Shares                            Per
Date                              Sold                           Share(a)
----                            ---------                        --------

8/1/97                           2,600                            $16.31





Note:
(a) Price does not include commission.